UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 20, 2026
Date of Report (date of earliest event reported)
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BUNGE GLOBAL SA
(Exact name of registrant as specified in its charter)
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Switzerland (State of Incorporation)

000-56607 (Commission File Number)	98-1743397 (IRS Employer Identification Number)

Route de Florissant 13, 1206 Geneva, Switzerland	N.A
(Address of registered office and principal executive office)	(Zip Code)

1391 Timberlake Manor Parkway Chesterfield, MO	63017
(Address of corporate headquarters )	(Zip Code)

(314) 292-2000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Registered Shares, $0.01 par value per share	BG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.07 - Submission of Matters to a Vote of Security Holders
At the 2026 Annual General Meeting of Shareholders of Bunge Global SA (the "Company") held on May 20, 2026 (the "AGM"), the Company's shareholders voted on the proposals set forth below, each of which is described in the Company's proxy statement for the 2026 AGM:
1.The shareholders approved the Swiss statutory consolidated financial statements and Swiss standalone statutory financial statements of the Company for the year ended December 31, 2025. The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Abstentions
171,395,342	307,890	196,085
2.    The shareholders approved the appropriation of the available earnings for fiscal year 2025. The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Abstentions
171,799,489	42,298	57,530
3.    The shareholders approved a cash dividend in the aggregate amount of U.S. $2.88 per outstanding share out of the Company's reserve from capital contributions in four equal installments. The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Abstentions
171,819,584	34,587	45,146
4.    The shareholders approved the discharge of the members of the Board and the Executive Management Team from liability for activities during fiscal year 2025. The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
164,200,220	1,446,173	1,057,912	5,195,012
5.    The shareholders elected the following 12 individuals listed below as directors, each for a term extending until completion of the 2027 annual general meeting. The tabulation of votes with respect to the reelection of the directors below was as follows:

	Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
5a.	Eliane Aleixo Lustosa de Andrade	165,621,710	1,006,220	76,375	5,195,012
5b.	Carol Browner	158,368,349	8,258,978	76,978	5,195,012
5c.	Gregory Heckman	166,217,927	426,143	60,235	5,195,012
5d.	Adrian Isman	165,256,608	1,380,901	66,796	5,195,012
5e.	Anne Jensen	166,537,587	93,469	73,249	5,195,012
5f.	Linda Jojo	165,440,013	1,187,070	77,222	5,195,012
5g.	Christopher Mahoney	166,451,243	174,480	78,582	5,195,012
5h.	Monica McGurk	166,239,086	400,804	64,415	5,195,012
5i.	Kenneth Simril	161,103,809	5,526,866	73,630	5,195,012
5j.	Markus Walt	148,564,760	18,065,303	74,242	5,195,012
5k.	Henry “Jay” Winship	165,282,174	1,346,177	75,954	5,195,012
5l.	Mark Zenuk	154,156,154	11,627,766	920,385	5,195,012

6.    The shareholders reelected Mark Zenuk as the Chair of the Board. The tabulation of votes with respect to the reelection of the Chair of the Board was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
152,835,402	12,866,318	1,002,585	5,195,012
7.    The shareholders reelected each of the four members of the Human Resources and Compensation Committee. The tabulation of votes with respect to the reelection of the four members of the Human Resources and Compensation Committee was as follows:

	Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
7a.	Monica McGurk	166,228,208	411,750	64,347	5,195,012
7b.	Kenneth Simril	165,502,943	1,136,156	65,206	5,195,012
7c.	Markus Walt	148,457,149	18,178,573	68,583	5,195,012
7d.	Henry “Jay” Winship	165,809,633	826,445	68,227	5,195,012
8.    The shareholders passed an advisory vote to approve the Named Executive Officers compensation under U.S. securities law requirements. The tabulation of votes with respect to this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
163,283,955	3,231,095	189,255	5,195,012
9a.    The shareholders approved the maximum aggregate compensation of the Board for the period between the 2026 annual general meeting and the 2027 annual general meeting. The tabulation of votes with respect to this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
166,160,353	286,031	257,921	5,195,012
9b.    The shareholders approved the maximum aggregate compensation of the Executive Management Team for the fiscal year 2027. The tabulation of votes with respect to this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
164,995,366	1,448,887	260,052	5,195,012
9c.    The shareholders passed an advisory vote on the Swiss Compensation Report. The tabulation of votes with respect to this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
163,961,052	2,529,806	213,447	5,195,012
10.    The shareholders passed an advisory vote on the Swiss Statutory Non-Financial Matter Report. The tabulation of votes with respect to this matter was as follows:

Votes For	Votes Against	Abstentions
169,722,306	1,930,435	246,576
11.    The shareholders elected the Swiss Statutory Independent Voting Representative. The tabulation of votes with respect to this matter was as follows:

Votes For	Votes Against	Abstentions
171,728,532	55,202	115,583

12.    The shareholders approved the appointment of the independent auditor for U.S. securities law requirements and reelected the statutory auditor for Swiss law requirements. The tabulation of votes with respect to this matter was as follows:

Votes For	Votes Against	Abstentions
160,308,430	11,502,297	88,590

Item 9.01 - Financial Statements and Exhibits
(d):     Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2026

BUNGE GLOBAL SA

By:	/s/ Lisa Ware-Alexander
Name:	Lisa Ware-Alexander
Title:	Secretary

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